UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                            INKSURE TECHNOLOGIES INC.
            -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

            -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ------------------------------------------------------
     5)   Total fee paid:

          ------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

          1)   Amount previously paid:

          -----------------------------------------
          2)   Form, Schedule or Registration Statement No:

          -----------------------------------------
          3)   Filing party:

          -----------------------------------------
          4)   Date Filed:

          -----------------------------------------

                            INKSURE TECHNOLOGIES INC.
                                   32 BROADWAY
                                   SUITE 1314
                               NEW YORK, NY 10004
                                                                    MAY 31, 2004


Dear Stockholder,

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of InkSure Technologies Inc. (the "Company") to be held at 10:00 a.m. on Wednesday , July 7, 2004 at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017.

     At the Annual Meeting, seven (7) persons will be elected to the Board of Directors. In addition, the Company will ask its stockholders to ratify the selection of Kost Forer Gabbay and Kasierer, a member of Ernst & Young Global, as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card, attached hereto as Appendix A, promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                                       Sincerely,



                                                       YARON MEERFELD
                                                       CHIEF EXECUTIVE OFFICER


                             YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                            INKSURE TECHNOLOGIES INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JULY 7, 2004


To the Stockholders of InkSure Technologies Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of InkSure Technologies Inc., a Delaware corporation (the "Company"), will be held on Wednesday, July 7, 2004 at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017 at 10:00 a.m. for the following purposes:

1. To elect seven (7) members to the Board of Directors to hold office until the next annual meeting of Stockholders and until their successors are duly elected and qualified.

2. To ratify the selection of Kost Forer Gabbay and Kasierer, a member of Ernst & Young Global, as the Company's independent public accountants.

3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on May 20, 2004 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     All Stockholders are cordially invited to attend the Annual Meeting. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD, ATTACHED HERETO AS APPENDIX
A. A PRE-ADDRESSED, POSTAGE PREPAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE SHOULD YOU CHOOSE TO VOTE BY RETURNING YOUR PROXY VIA MAIL.


                                BY ORDER OF THE BOARD OF DIRECTORS


                                EYAL BIGON
                                CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY

                            INKSURE TECHNOLOGIES INC.
                                   32 BROADWAY
                                   SUITE 1314
                               NEW YORK, NY 10004
                                 (212) 269-0370

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of InkSure Technologies Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, July 7, 2004 at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017, and any adjournments thereof (the "Meeting").

     Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

     o    FOR the election of the seven (7) nominees for director named herein;
          and

     o FOR the ratification of the appointment of Kost Forer Gabbay and Kasierer, a member of Ernst & Young Global, as the Company's independent public accountants for the fiscal year ending December 31, 2004.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes of Stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

     Nominees for election as directors at the meeting will be elected by a plurality of the votes cast at the election in person or by proxy. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. The proposal to ratify the Company's independent auditors requires the affirmative vote of a majority of the shares of capital stock having voting power present in person or represented by proxy at a duly held meeting. Stockholders who abstain from voting as to a particular matter will not be counted as votes in favor of that matter. Accordingly, abstentions will have the effect of a "NO" vote on the second proposal.

     If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.

     The close of business on May 20, 2004 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on May 20, 2004, the Company had 13,886,578 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     The Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

     In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows the Company or brokers holding shares on behalf of Company stockholders to send a single set of the Company's annual report and proxy statement to any household at which two or more of the Company's Stockholders reside, if either the Company or the brokers believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both Stockholders and the Company. It reduces the volume of duplicate information received by Stockholders and helps to reduce the Company's expenses. The rule applies to the Company's annual reports, proxy statements and information statements. Once Stockholders receive notice from their brokers or from the Company that communications to their addresses will be "householded," the practice will continue until Stockholders are otherwise notified or until they revoke their consent to the practice. Each Stockholder will continue to receive a separate proxy card or voting instruction card.

     Stockholders whose households received a single set of disclosure documents this year, but who would prefer to receive additional copies, may contact the Company's transfer agent, Pacific Stock Transfer Company, by calling it at (702) 361-3033.

     Stockholders who do not wish to participate in "householding" and would like to receive their own sets of the Company's annual disclosure documents in future years, should follow the instructions described below. Stockholders who share an address with another stockholder of the Company and who would like to receive only a single set of the Company's annual disclosure documents, should follow these instructions:

     o Stockholders whose shares are registered in their own name should contact the Company's transfer agent, Pacific Stock Transfer Company, and inform them of their request by calling it at (702) 361-3033 or writing it at 500
     E. Warm Springs Road, STE 240, Las Vegas, NV 89119.

     o Stockholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

     Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal on any proposal referred to herein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 8, 2004 concerning the beneficial ownership of the Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table in this Proxy Statement, and all directors and current executive officers as a group. The following table does not include the shares of common stock and warrants issued in a private placement subsequent to April 8, 2004.


                                                         SHARES BENEFICIALLY OWNED (1)
                                                         -----------------------------
NAME AND ADDRESS**                                           NUMBER       PERCENT
------------------                                           ------       -------
Michael S. Falk (2)(3)                                       800,624        6.6%

El-Ad Ink LLC (4)(6)                                       1,312,785       11.0%

ICTS International, N.V. (5)                               4,368,394       36.2%

Albert Attias (6)(4)                                          14,666        *

Yaron Meerfeld (7)                                           483,770        4.0%

Elie Housman (8)                                             731,122        5.9%

Eyal Bigon (9)                                                49,666        *

James Lineberger (10)                                        433,921        3.6%

Michael Acks                                                       0        0.0%

David Sass (11)                                               14,666        *

Robert Priddy (12)(2)                                        607,953        5.0%

Philip Getter                                                      0        0.0%

All directors and current executive officers
  as a group (9 persons)..........................(13)     1,727,811       15.5%

----------

* Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

** Except as otherwise indicated, the address of each beneficial owner is c/o InkSure Technologies Inc., 32 Broadway, Suite 1314, New York, NY 10004.

(1) The number of shares of Common Stock issued and outstanding on April 8, 2004 was 11,982,166. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at April 8, 2004, plus shares of Common Stock subject to options held by such person at April 8, 2004 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2)  The address of this beneficial owner is 830 Third Avenue, New York, NY
     10022.

(3) Includes 116,019 shares of Common Stock underlying warrants which are currently exercisable or exercisable within 60 days of the date hereof.

(4) El-Ad Ink LLC's address is c/o El-Ad Group Ltd., Parker Plaza, 400 Kelby Street, Fort Lee, NJ 07204.

(5) Includes 86,957 shares of Common Stock underlying warrants which are currently exercisable or exercisable within 60 days of the date hereof. ICTS International, N.V.'s address is One Rockefeller Plaza, Suite 2412, New York, NY 10020.

(6) Includes 14,666 shares of Common Stock underlying options which are currently exercisable or exercisable within 60 days of the date hereof. Mr. Attias is a director of The El-Ad Group, Ltd., which is a member of El-Ad Ink LLC, which owns 1,312,785 shares of InkSure Common Stock. Mr. Attias is not deemed to beneficially own the shares owned by El-Ad Ink LLC.

(7) Includes 57,000 shares of Common Stock underlying options which are currently exercisable or exercisable within 60 days of the date hereof.

(8) Includes 478,469 shares of Common Stock underlying options which are currently exercisable or exercisable within 60 days of the date hereof.

(9) Includes 49,666 shares of Common Stock underlying options which are currently exercisable or exercisable within 60 days of the date hereof.

(10) Includes 14,666 shares of common stock underlying options which are currently exercisable or exercisable within 60 days of the date hereof. Includes shares held by the Irrevocable Trust of James E. Lineberger u/a 12/17/98, which holds 108,695 warrants to purchase common stock which are currently exercisable or exercisable within 60 days of the date hereof and 310,560 shares of common stock. Mr. Lineberger does not have voting or dispositive authority over the shares held by the trust. Does not include shares held by L & Co., LLC, which holds 65,217 warrants to purchase common stock which are currently exercisable or exercisable within 60 days of the date hereof and 186,336 shares of common stock. Mr. Lineberger is the Managing Member of Lineberger & Co., LLC. Lineberger & Co., LLC is the Manager of L & Co., LLC. Mr. Lineberger has no direct ownership in such securities owned by L & Co., LLC.

(11) Includes 14,666 shares of Common Stock underlying options which are currently exercisable or exercisable within 60 days of the date hereof.

(12) Includes 123,934 shares of Common Stock underlying warrants which are currently exercisable or exercisable within 60 days of the date hereof.

(13) Includes 737,828 shares of Common Stock underlying options and warrants which are currently exercisable or exercisable within 60 days of the date hereof.


                                   MANAGEMENT

BOARD OF DIRECTORS

     Under the Company's Bylaws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

     The Board of Directors has voted to set the size of the Board of Directors at eight (8) and to nominate Elie Housman, Yaron Meerfeld, James Lineberger, Philip Getter, Michael Acks, Albert Attias and David Sass for election at the Meeting. Ezra Harel, a former member of the Board died in 2003. The Board is currently undertaking a search to identify a potential new director who is "independent" as defined by the National Association of Securities Dealers' listing standards to replace Mr. Harel. Stockholders cannot be voted for a greater number of directors than seven (7), the number of nominees named by our Board.

     Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.


         NAME                                    AGE         POSITION WITH THE COMPANY
         ----                                    ---         -------------------------
         Elie Housman.............               67          Chairman and Director
         Yaron Meerfeld...........               44          Chief Executive Officer and Director
         James Lineberger.........               67          Director
          Philip Getter...........               66          Director
          Michael Acks............               36          Director
         Albert Attias............               75          Director
         David Sass...............               68          Director



ELIE HOUSMAN joined InkSure in February 2002 as Chairman and also serves as a director of InkSure. Mr. Housman was a Principal at Charterhouse Group International, a privately held merchant bank, from 1989 until June 2001. At Charterhouse, Mr. Housman was involved in the acquisition of a number of companies with total sales of several hundred million dollars. Prior to Charterhouse, he was co-owner of AP Parts, a $250 million automotive parts manufacturer. Mr. Housman was also the Chairman of Novo Plc. in London, a leading company in the broadcast storage and services industry. At present, Mr. Housman is a director of two public companies, ICTS International, N.V., a prominent aviation security company listed on The Nasdaq Stock Market and EVCI Career Colleges Incorporated, which is listed on The Nasdaq SmallCap Market and the Boston Stock Exchange, and in addition, Mr. Housman serves a director for a number of privately held companies in the United States.

YARON MEERFELD joined InkSure in November 2001 as Chief Executive Officer and also serves as a director of InkSure. During the prior seven years, Mr. Meerfeld developed expertise in authentication and multi-layered security systems for documents, passports, ID cards and smart cards as Managing Director of Kromotek, Inc. and as the Vice President for Sales and Marketing at SuperCom. Prior to joining SuperCom, he served as Vice President for Sales and Marketing at APPLItec Ltd, Director of International Sales and Marketing at IIS Ltd. and in senior sales positions at Eichut Microcomputers, Ltd. Mr. Meerfeld holds a B.Sc. in Economics & Business from Bar Ilan University and an M.B.A. from Tel Aviv University in Israel.

JAMES LINEBERGER joined InkSure in September 2002 as a director. Mr. Lineberger is the Managing Member of Lineberger & Co., LLC, a private investment company specializing in leveraged buyouts and venture capital. Prior to founding the firm and its predecessor in 1969, Mr. Lineberger was a member of the corporate finance department of Smith Barney & Co. Inc. Mr. Lineberger was a director of Sensormatic Electronics Corporation from 1969 until 2001, the leading global supplier of electronic article surveillance equipment and systems, and also served as Chairman of the Executive Committee from 1974 until 1998 and Co-Chief Executive Officer from January 1998 through July 1998. He also served as Chairman of the Board of Hilite Industries, Inc., a manufacturer of highly engineered parts for the automotive industry, from 1986 until 1999.

PHILIP GETTER joined InkSure in January, 2004 as a director. Since December 2000, Mr. Getter has been President of DAMG Capital LLC, an investment bank. From March 1996 to December 2000, Mr. Getter served as a managing director and head of corporate finance of Prime Charter Ltd. From 1992 to March 1996, Mr. Getter was a senior vice president, investment banking, at Josephthal Lyon & Ross. From 1975 to 1982, Mr. Getter was Chairman and Chief Executive Officer of Generics Corporation of America, a public company that was one of the largest generic drug companies in the United States. Since May 1999, Mr. Getter has been a director of EVCI Career Colleges Inc., a public company that is traded on the Nasdaq National Market System. Mr. Getter is currently a member of the League of American Theatres and Producers, serves on the board of the American Theatre Wing and is a Trustee of the Kurt Weill Foundation for Music. Mr. Getter has produced events for Broadway, film and television. Mr. Getter received his Bachelor of Science in Industrial Relations from Cornell University.

MICHAEL ACKS joined InkSure in January, 2004 as a director. Mr. Acks has served as President of RMC Capital, LLC, an investment company, since it's inception in March 1998. During that time, he has spent periods as a part-time CFO for many of RMC's portfolio companies. From May 1993 to March 1998, Mr. Acks served as Vice President and Controller of ValuJet Airlines (now known as AirTran Airlines, Inc). Mr. Acks worked at Deloitte and Touche from January 1990 until May 1993, last serving as a Senior Auditor. Mr. Acks is a graduate of The Georgia Institute of Technology.

ALBERT ATTIAS joined InkSure in March 2002 as a director. Mr. Attias joined The El-Ad Group, Ltd. as President in September 1996 and currently serves as a director of The El-Ad Group, Ltd. The El-Ad Group is a member of El-Ad Ink LLC, which currently holds 1,312,785 shares of Convertible Preferred Stock. Prior to 1996, Mr. Attias was Deputy General Manager in the Mercantile Discount Bank, Ltd. in Tel Aviv for twelve years. Previously, Mr. Attias worked at Barclays Bank.

DAVID W. SASS joined InkSure in February 2003. Mr. Sass has been a director of BarPoint.com, Inc., an online and wireless product information and shopping service provider since July 1995. Mr. Sass is also the Secretary and a director of Pioneer Commercial Funding and a director and officer of several other private companies. For the past 42 years, Mr. Sass has been a practicing attorney in New York City and is currently a senior partner in the law firm of McLaughlin & Stern, LIP, a Director of ICTS International N.V. and an honorary trustee of Ithaca College.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     MEETING ATTENDANCE. During the fiscal year ended December 31, 2003, there were two meetings of the Board of Directors. The Bord also acted once by unanimous written consent. No director attended fewer than 75% of the total number of meetings of the Board of Directors or of committees of the Board of Directors on which he served during this time period.

     AUDIT COMMITTEE. During the fiscal year ended December 31, 2003, there were four meetings of the Audit Committee. The Audit Committee has three members: Mr. James Lineberger, Mr. Philip Getter and Mr. Michael Acks. The Audit Committee has the authority to retain and terminate the services of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standard promulgated by the Securities and Exchange Commission, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Philip Getter and Mr. Michael Acks are each an "audit committee financial expert" as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-B.

     COMPENSATION COMMITTEE. The Compensation Committee, did not meet during the fiscal year ended December 31, 2003. The Compensation Committee has three members: Mr. Albert Attias, Mr. Philip Getter and Mr. David Sass. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company.

     EXECUTIVE COMMITTEE. The Executive Committee did not meet during the fiscal year ended December 31, 2003. The Executive Committee has four members: Mr. Elie Housman, Mr. James Lineberger, Mr. Philip Getter and Mr. Yaron Meerfeld. The Executive Committee shall have all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company; provided that the Executive Committee thereafter shall report all of its actions to the Board of Directors; and further provided, however, that the Executive Committee shall not have the power to do the following: (i) amend the Certificate of Incorporation of the Company; (ii) adopt an agreement of reorganization, merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property or assets; (iv) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution; (v) amend the By-Laws of the Company; (vi) declare dividends; (vii) approve the Company's annual budget; (viii) issue stock or other equity securities of the Company or (ix) any other action required to be taken by the full Board of Directors by the Delaware General Corporate Law.

     The Company does not have a standing nominating committee. The Board has not established a nominating committee primarily because the current composition and size of the Board permits candid and open discussion regarding potential new members of the Board. The entire Board currently operates as the nominating committee for the Company. Of the seven directors currently serving on the Board, the Company believes that Philip Getter, David Sass, Albert Attias and Michael Acks are independent directors within the meaning of Rule 4200 of the National Association of Securities Dealers' listing standards. There is no formal process or policy that governs the manner in which the Company identifies potential candidates for the Board. Historically, however, the Board has considered several factors in evaluating candidates for nomination to the Board, including the candidate's knowledge of the Company and its business, the candidate's business experience and credentials, and whether the candidate would represent the interests of all the Company's stockholders as opposed to a specific group of stockholders. The Company does not have a formal policy with respect to its consideration of Board nominees recommended by stockholders of the Company. However, the Board will consider candidates recommended by stockholders on a case-by-case basis. A stockholder who desires to recommend a candidate for nomination to the Board should do so in writing to the Company at 32 Broadway, Suite 1314, New York, NY 10004, Attn: Chief Financial Officer.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

     Generally, shareholders who have questions or concerns should contact our Investor Relations Department at (212) 269-0370. Alternatively a shareholder can contact the members of the Board by writing to: Board of Directors, c/o Chief Financial Officer, InkSure Technologies Inc., 32 Broadway, Suite 1314, New York, NY 10004. All communications received either in writing will be distributed to the members of the Board deemed appropriate depending on the facts and circumstances outlined in the communication received.

COMPENSATION OF DIRECTORS

     The Company's policy is to pay no cash compensation to members of the Board for attendance at Board meetings or committee meetings.

     Directors are entitled to receive options under the Company's 2002 Employee, Director and Consultant Stock Option Plan. On March 24, 2003, the Company granted 22,000 options to purchase shares of Common Stock to each of its non-employee directors during the fiscal year ended December 31, 2003. The exercise price was $1.45, the market price on date of grant. One third of such options were exercisable upon issuance and the remaining two thirds of the options become exercisable over a two-year period.

EXECUTIVE OFFICERS

     The names of, and certain information regarding, executive officers of the Company who are not also directors are set forth below. Except for executive officers that have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.


         NAME                                         AGE            POSITION
         Eyal Bigon............                       38             Chief Financial Officer,
                                                                     Secretary and Treasurer


     EYAL BIGON, C.P.A., joined InkSure in January 2002 as Chief Financial Officer, Secretary and Treasurer. As of October 2003 he was appointed as the CEO of the Company's Israeli subsidiary, InkSure Ltd. During the prior five years, he was the Chief Financial Officer of RiT Technologies (NASDAQ: RITT), a leading provider of integrated network management solutions for the communications market. Prior to joining RiT, Mr. Bigon held financial positions at Tadiran (a formerly public company involved in the technology sector) and IBM. Mr. Bigon has a B.A. in Accounting and Economics and an M.B.A. in Marketing and International Management from Tel-Aviv University.

                             EXECUTIVE COMPENSATION

     On October 23, 2002 as a result of a "reverse merger" transaction, a wholly owned subsidiary of Lil Marc, Inc. merged with and into InkSure Delaware pursuant to which InkSure Delaware became a wholly-owned subsidiary of Lil Marc in a transaction accounted for as a reverse acquisition of Lil Marc by InkSure Delaware. Prior to the reverse merger, Lil Marc was a non-operating public shell corporation with nominal assets. Following the reverse merger, the management of InkSure Delaware controlled the merged company and the principal shareholders of InkSure Delaware became principal shareholders of the merged company. Following the closing of the reverse merger, Lil Marc changed its name to InkSure Technologies Inc. As a result of the reverse merger transaction, InkSure Delaware continued as an operating entity, changed its name to IST Operating Inc., and remained a wholly owned subsidiary of the Company. The historical financial statements of InkSure Delaware replaced those of Lil Marc. However, the information provided in this section is presented on an annualized basis rather than pro rated over the period of time such executive has been with the Company.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were employed by the Company at the end of December 31, 2003 and who earned more than $100,000 during such fiscal year (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2003. The table does not include summary information as to the Company's executive officers prior to the reverse merger.


                                     Annual Compensation                      Long-term Compensation
                                     -------------------                      ----------------------
                                                                                                 Payouts
                                                                                                 -------
                                                                             Awards
                                                                             ------
                                                                                   Securities
                                                         Other         Restricted  Underlying
Name and Principal                                       Annual          Stock      Options/        LTIP       All Other
     Position          Year       Salary      Bonus   Compensation(1)    Awards      SARs(#)      Payouts    Compensation
     --------          ----       ------      -----   ---------------    ------      -------      -------    ------------
Yaron Meerfeld         2002     $121,475     $   0     $ 13,000         $   0       57,000         $   0        $   0
Chief Executive
Officer                2003     $148,000     $   0     $ 12,000         $   0     $      0         $   0        $   0


Eyal Bigon             2002     $105,315     $   0     $ 12,000         $   0       55,000         $   0        $   0
Chief Financial
Officer, Secretary
and Treasurer          2003     $121,000     $   0     $ 12,000         $   0       25,000         $   0        $   0


     (1) Other Annual Compensation during the 2002 and 2003 fiscal years consisted of a company car that was provided to each of Messrs. Meerfeld and Bigon.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted during fiscal year 2003 to each of the named executive officers.

                                                     Individual Grants
                                                     -----------------

                               Number of         % of Total
                              Securities        Options/SARs        Exercise
                              Underlying         Granted to          or Base
                             Options/SARs       Employees in          Price        Expiration
     Name                  Granted (#) (1)      Fiscal Year        ($/Share)         Date
     ----                  ---------------      -----------        ---------         ----

Eyal Bigon                   25,000 (2)            39.0%             $1.45         3/24/08

----------

(1) The options were granted pursuant to the Company's 2002 Employee, Director and Consultant Stock Option Plan.

(2) These options vest and become exercisable over a three-year period with 33% vesting upon issuance and 33% vesting on the annual anniversary of issuance for the subsequent two years.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information regarding the exercises of options by each of the named executive officers during the 2003 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2003 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock.

                                                            Number of Securities Underlying         Value of the Unexercised
                                    Shares                         Unexercised Options                 In-the-money Options
                                   Acquired                         At Fiscal Year-end                At Fiscal Year-end (2)
                                      On         Value              ------------------                ----------------------
                Name               Exercise     Realized      Exercisable      Unexercisable     Exercisable    Unexercisable
                ----               --------     --------      -----------      -------------     -----------    -------------
                                                   (1)
     Yaron Meerfeld                  0              $0          57,000                              $14,250

     Eyal Bigon                      0              $0          30,333          9,667               $ 5,500         $8,250

----------
(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $1.05, the closing sale price per share of the Company's Common Stock as reported on the OTC Electronic Bulletin Board on December 31, 2003.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     On February 6, 2002, InkSure Delaware entered into a two-year employment agreement with Elie Housman. The agreement provides for an annual base salary of $75,000. Pursuant to the agreement, InkSure Delaware granted to Mr. Housman seven-year options to purchase 478,469 shares of InkSure Delaware common stock, which options are exercisable at a price per share of $0.966. The options granted to Mr. Housman were not granted pursuant to InkSure Delaware's option plan. All of such options have vested. Either party may terminate the agreement on ten days' prior written notice or upon the occurrence of certain events constituting cause or good reason. In the event the agreement is terminated without cause or for good reason, Mr. Housman would be entitled to a lump sum severance payment equal to Mr. Housman's annual base salary. The agreement also contains customary provisions with respect to benefits, reimbursement of expenses, confidentiality and non-competition. In connection with the merger of InkSure Delaware with the Company's wholly owned subsidiary, the Company assumed the rights and obligations of this agreement and the options to purchase shares of InkSure Delaware common stock were converted into options to purchase shares of the Company's Common Stock. In February 2004 this employment agreement was extended for an additional two-year term without any change in the annual base salary and no new issuance of options.


     On February 10, 2003, the Company entered into an employment agreement with Yaron Meerfeld, the Chief Executive Officer of the Company. The agreement provides for an annual base salary of $108,000 plus customary payments that are made to employees in Israel and the use of a company automobile. Mr. Meerfeld may terminate the agreement on 180 days' prior written notice and the Company may terminate the agreement on 270 days' prior written notice, provided that the Company may terminate the agreement without prior notice upon the occurrence of certain events constituting justifiable cause. The agreement also contains customary provisions with respect to benefits, reimbursement of expenses and confidentiality.


     On February 10, 2003, the Company entered into an employment agreement with Eyal Bigon, the Chief Financial Officer, Secretary and Treasurer of the Company. The agreement provides for an annual base salary of $90,000 plus customary payments that are made to employees in Israel and the use of a company automobile. Mr. Bigon may terminate the agreement on 180 days' prior written notice and the Company may terminate the agreement on 270 days' prior written notice, provided that the Company may terminate the agreement without prior notice upon the occurrence of certain events constituting justifiable cause. The agreement also contains customary provisions with respect to benefits, reimbursement of expenses and confidentiality.

     The outstanding option agreements issued under the Company's Option Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control.


                            REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Board of Directors has furnished the following report:

     The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board and attached as Appendix E to the Company's proxy report for the fiscal year ended December 31, 2002 that was filed with the Securities Exchange Commission on March 30, 2003. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2003, the Audit Committee took the following actions:

     o Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and Kost Forer Gabbay and Kasierer, the Company's independent auditors;

     o Discussed with Kost Forer Gabbay and Kasierer the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     o Received written disclosures and the letter from Kost Forer Gabbay and Kasierer regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Kost Forer Gabbay and Kasierer their independence. The Audit Committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and Kost Forer Gabbay and Kasierer, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                        Members of the InkSure Technologies Inc. Audit Committee
                                                            MR. JAMES LINEBERGER
                                                            MR. PHILIP GETTER
                                                            MR. MICHAEL ACKS

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003 all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one report was filed late by Mr. Elie Housman, Mr. Lee Provow, Michael S. Falk and Robert Priddy.

                                 CODE OF ETHICS

     The Company has adopted a Code of Ethics as described in Item 406(b) of Regulation S-B. The Company's Board of Directors is in the process of reviewing such Code of Ethics to determine whether it requires updating. The Company expects the review process to be completed in the second or third quarter of 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has recently issued shares of common stock and warrants in a private placement for an aggregate purchase price of $1,295,000. Certain officers, directors and beneficial owners of at least 10% of the Company's outstanding common stock, and the affiliates thereof, participated in the private placement, and the dollar amount invested by each is, is set forth below:


Name                   Amount Invested
David Sass               $  5,000
Philip Getter            $ 25,000
James Lineberger (1)     $160,000
Elie Housman             $100,000
Yaron Meerfeld           $ 40,000
ICTS USA Inc. (2)        $370,000



(1) Comprised of: (a) a $60,000 investment by L & Co., LLC. Mr. Lineberger is the Managing Member of Lineberger & Co., LLC. Lineberger & Co., LLC is the Manager of L & Co., LLC. Mr. Lineberger has no direct ownership in such securities; and (b) a $100,000 investment by Irrevocable Trust of James E. Lineberger u/a 12/17/98. Mr. Lineberger does not have voting or dispositive authority over the shares held by the trust.


(2)  ICTS USA, Inc. is a wholly owned subsidiary of ICTS International, N.V.

                              ELECTION OF DIRECTORS

                                 (NOTICE ITEM 1)


     Under the Company's Charter, the number of directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

     The Board of Directors has voted (i) to set the size of the Board of Directors at eight (8) and (ii) to nominate Elie Housman, Yaron Meerfeld, James Lineberger, Philip Getter, Michael Acks, Albert Attias and David Sass for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified. Ezra Harel, a former member of the Board died in 2003. The Board is currently undertaking a search to identify a potential new director who is "independent" as defined by the National Association of Securities Dealers' listing standards to replace Mr. Harel. Your proxy cannot be voted for a greater number of directors than seven, the number of nominees named by our Board.

     Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy, attached hereto as Appendix A, will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

     A plurality of the votes cast at election in person or by proxy is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ELIE HOUSMAN, YARON MEERFELD, JAMES LINEBERGER, PHILIP GETTER, MICHAEL ACKS, ALBERT ATTIAS AND DAVID SASS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                                 (NOTICE ITEM2)

     The Board of Directors, upon the recommendation of its audit committee, has appointed Kost Forer Gabbay and Kasierer, a member of Ernst & Young Global, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2004. The Board proposes that the Stockholders ratify this appointment.

     Kost Forer Gabbay and Kasierer audited the Company's financial statements for the fiscal year ended December 31, 2003. The Company expects that representatives of Kost Forer Gabbay and Kasierer will be present at the Meeting via conference call, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     The following table presents fees for professional audit services rendered by Kost Forer Gabbay and Kasierer for the audit of the Company's annual financial statements for the year ended December 31, 2003 and fees billed for other services rendered by Kost Forer Gabbay and Kasierer during the same period. The following table also reflects fees for certain services related to tax compliance in Israel and reporting rendered by Kost Forer Gabbay and Kasierer during the fiscal year ended December 31, 2003.


Audit fees(1)          $33,500
Audit related fees     $     0
Tax fees(2)            $ 4,000
All other fees(3)      $ 4,000
   Total               $41,500


     (1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

     (2) Tax fees consist principally of assistance with matters related to tax compliance and reporting in Israel.

     (3) All other fees consisted principally of assistance with matters related to the Registration Statement on Form SB-2 that the Company filed in 2003.

     All of the services set forth above in the categories were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

     In the event that ratification of the appointment of Kost Forer Gabbay and Kasierer, as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

     The number of votes cast in favor of the action must exceed the number of votes cast in opposition of the action to ratify the appointment of the independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KOST FORER GABBAY AND KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.


                              STOCKHOLDER PROPOSALS

     To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of stockholders to be held in 2005, stockholder proposals must be received no later than February 1, 2005. If the Company does not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by March 15, 2005, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All stockholder proposals should be marked for the attention of Eyal Bigon, Chief Financial Officer, InkSure Technologies Inc., 32 Broadway, Suite 1314, New York, NY 10004.

NEW YORK, NEW YORK
MAY 30, 2004

     THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE ON THE INTERNET AT WWW.INKSURE.COM AND IS AVAILABLE IN PAPER FORM TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO EYAL BIGON, CHIEF FINANCIAL OFFICER, INKSURE TECHNOLOGIES INC., 32 BROADWAY, SUITE 1314, NEW YORK, NY 10004.

                                   APPENDIX A

                            INKSURE TECHNOLOGIES INC.
                             32 BROADWAY, SUITE 1314
                               NEW YORK, NY 10004

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 7, 2004

     The undersigned hereby appoints Yaron Meerfeld and Eyal Bigon, and each of them singly, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated herein, all shares of the capital stock ("Stock") of InkSure Technologies Inc. (the "Company") held of record by the undersigned on May 20, 2004, at the annual meeting of the stockholders of the Company to be held on July 7, 2004 or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is signed and returned without specific direction, this proxy will be voted for Proposals 1 and 2.

1. To elect the following nominees as Directors of the Company to serve until the next annual meeting of stockholders and until their successors are elected and qualified.


         NOMINEES                                             FOR                           WITHHELD
         Elie Housman                                         [_]                             [_]
         Yaron Meerfeld                                       [_]                             [_]
         James Lineberger                                     [_]                             [_]
         Philip Getter                                        [_]                             [_]
         Michael Acks                                         [_]                             [_]
         Albert Attias                                        [_]                             [_]
         David Sass                                           [_]                             [_]


2. To ratify the selection of Kost Forer Gabbay and Kasierer, a member of Ernst & Young Global to serve as auditors for the Company for the current fiscal year of the Company.


                   FOR [_]                                AGAINST [_]                     ABSTAIN [_]


In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the recommendations of the Directors, just sign below. You need not mark any boxes.

Please sign below. When signing as attorney or as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized official. If a partnership, please sign in partnership name by authorized person.

_____________________________________
Stockholder name



By:_____________________________________


Its:_____________________________________    Date:____________________________


KINDLY SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE IF YOU ARE NOT PLANNING TO ATTEND THE ANNUAL MEETING. IF YOU DO ATTEND AND WISH TO VOTE PERSONALLY, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED.



                                       A-2